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                                                                    EXHIBIT 3.93

                                                                         [STAMP]

                              CERTIFICATE OF MERGER
                                       OF
                           OWENS-ILLINOIS LEASING INC.
                                      INTO
                           OWENS-ILLINOIS GENERAL INC.

                         Pursuant to Section 251 of the
                       General Corporation Law of Delaware
                                 ***************

     The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DO HEREBY CERTIFY:

     FIRST: That the name and state of Incorporation of each of the constituent corporations of the merger are as follows:

               NAME                               STATE OF INCORPORATION
   ---------------------------                    ----------------------
   Owens-Illinois Leasing Inc.                       Delaware

   Owens-Illinois General Inc.                       Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is OWENS-ILLINOIS GENERAL INC.

     FOURTH: That OI GENERAL FTS INC., a Delaware corporation, is the owner of all of the stock of both of the constituent corporations.

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     FIFTH: That as an effect of the merger, the Certificate of Incorporation of
Owens-Illinois General Inc., a Delaware corporation that will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

     SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.

     SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of either constituent corporation.

     EIGHTH: This Certificate of Merger shall be effective on December 26, 2000.

OWENS-ILLINOIS LEASING INC.                     OWENS-ILLINOIS GENERAL INC.

By: /s/ James W. Baehren                        By: /s/ James W. Baehren
-----------------------------------             --------------------------------
    James W. Baehren                                James W. Baehren
    Vice President and Secretary                    Vice President and Secretary